UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         December 14, 2004

SunGard® Data Systems Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

680 East Swedesford Road, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

CHANGE IN CONTROL AGREEMENTS

On December 14, 2004, the Board of Directors (the “Board”) of SunGard Data Systems Inc. (referred to with its subsidiaries as the “Company”) approved Change in Control Agreements for certain key executives of the Company. Two types of Change in Control Agreements were approved: (i) a Change in Control Agreement including the “30-Day Clause” (as defined below), the form of which is attached hereto as Exhibit 10.1, and (ii) a Change in Control Agreement not including the 30-Day Clause, the form of which is attached hereto as Exhibit 10.2.

Effective as of December 15, 2004, the Company entered into Change in Control Agreements including the 30-Day Clause with fourteen key executives including the following eleven executive officers: Andrew P. Bronstein, Cristóbal Conde, Lawrence A. Gross, Till M. Guldimann, Paul C. Jeffers, Michael K. Muratore, Brian Robins, Michael J. Ruane, James C. Simmons, Bettina A. Slusar and Richard C. Tarbox. Under these agreements, a “Change in Control” of the Company is defined as any of the following events:

•	The occurrence of any event that would, if known to the Company’s management, be required to be reported by the Company under Item 5.01(a) of Form 8-K pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”);

•	The acquisition or receipt, in any manner, by any person (as defined for purposes of the Exchange Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the Exchange Act) of twenty percent (20%) or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company; provided that the following shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company or any of its affiliates; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

•	A change in the constituency of the Board with the result that individuals (the “Incumbent Directors”) who are members of the Board as of the effective date of the agreement (the “Effective Date”) cease for any reason to constitute at least a majority of the Board; provided that any individual who is elected to the Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board;

•	Consummation of a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger, consolidation or reorganization;

•	A complete liquidation or dissolution of the Company;

•	A sale, exchange or other disposition or transfer of all or substantially all of the Company’s business or assets, other than pursuant to a spin-off or comparable transaction in which the transferee is controlled by the Company or its existing stockholders immediately prior to such transfer.

Each agreement provides that if within two years of a Change in Control, or during a “Potential Change in Control Period” (defined as the period beginning 90 days before the execution of a binding agreement that would constitute or result in a Change in Control), (i) the Company terminates the executive’s employment other than for “cause” as defined in the agreement or (ii) the executive terminates his employment for “good reason” as defined in the agreement, including for any or no reason within the 30-day period following the one-year anniversary of a Change in Control (the “30 Day Clause”), the executive, upon execution of a release and waiver, will receive the following:

•	a lump sum severance payment equal to the “applicable multiplier” multiplied by the sum of (i) the executive’s annual base salary and (ii) the executive’s annual bonus amount at goal;

•	base salary, vacation pay and reimbursable business expenses earned by, payable to or accrued by the executive through and including the termination date, as well as a pro rata portion of the executive’s annual bonus amount at goal for the fiscal year in which the executive’s termination occurs;

•	either (i) for a period of 12 months times the “applicable multiplier” following termination, continued receipt of benefits under retirement, life insurance, long-term disability, medical, dental and other group health benefits and plans no less favorable than those provided to the executive before the termination or to any other similarly situated employee during the three-year period or (ii) a cash payment in the amount of $75,000 times the applicable multiplier;

•	either (i) outplacement assistance up to an amount of 20% of the executive’s base salary payable within one year of the termination date or (ii) a cash payment in the amount of 20% of the executive’s base salary; and

•	a gross-up payment such that if any payments and benefits received by the executive from the Company would subject the executive to the excise tax contained in Section 4999 of the Internal Revenue Code of 1986, as amended, the executive will be entitled to receive an additional payment that will place the executive in the same after-tax economic position that the executive would have enjoyed if such excise tax had not applied.

The “applicable multiplier” for the executives is three.

In addition, if the executive’s employment is terminated during a Potential Change in Control Period, or if a Change in Control occurs, (i) the executive’s equity awards other than performance accelerated stock options become vested, restrictions lapse and the option shares become fully exercisable, and (ii) for the executive’s performance accelerated stock options, if the performance period is not completed, a pro rata portion of the total shares becomes immediately vested and exercisable, and if the performance period has been completed, then the shares already subject to accelerated vesting (because all or part of the performance goals were met) will become immediately vested and exercisable.

By signing the Change in Control Agreement, the executive agrees to certain non-disclosure and assignment of rights provisions, and also agrees to be bound by certain non-solicitation and non-competition restrictions during the benefit continuation period.

The full text of the Form of Change in Control Agreement including the 30-Day Clause is attached hereto as Exhibit 10.1, and incorporated herein by reference. The foregoing summary is qualified in its entirety to, and should be read in conjunction with, such exhibit.

Effective as of December 15, 2004, the Company entered into Change in Control Agreements not including the 30-Day Clause with twenty-one key executives including the following six executive officers: James E. Ashton, Donald W. Birdwell, Robert F. Clarke, T. Ray Davis, Ron M. Lang and John E. McArdle. These agreements are substantially similar to the Change in Control Agreements including the 30-Day Clause, except that (i) the 30-Day Clause is not included, and (ii) the “applicable multiplier” is two for twelve of the executives including the six executive officers, and the “applicable multiplier” is one and one-half for nine of the executives. The full text of the Form of Change in Control Agreement not including the 30-Day Clause is attached hereto as Exhibit 10.2, and incorporated herein by reference. The foregoing description is qualified in its entirety to, and should be read in conjunction with, such exhibit.

Effective as of December 15, 2004, the Company entered into an Addendum to Change in Control Agreement with Mr. Ruane. The addendum is attached hereto as Exhibit 10.3. Under the addendum, Mr. Ruane would receive 36 months of base salary and benefits continuation if the planned spin-off of the Company’s availability services business is not completed by October 31, 2005 and Mr. Ruane resigns on or before January 31, 2006.

EQUITY PLAN AMENDMENTS

On December 14, 2004, the Board adopted amendments to the following equity plans sponsored by the Company: the 2002 Equity Incentive Plan, the 2000 Equity Incentive Plan, the 1998 Equity Incentive Plan, the 1996 Equity Incentive Plan and the 1994 Equity Incentive Plan. These amendments, among other things, amend the definitions of “cause” and “change in control” to match those in the Change in Control Agreements described above, and remove the discretion of the Board to prevent acceleration of unvested options upon a Change in Control. In addition, the plans are also amended to provide that a participant will not be deemed to have been terminated from the Company if, following a spin-off, the participant is or within two years becomes an employee of the spun-off company.

The plans, as amended and restated, are attached hereto as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8 and incorporated herein by reference. A more complete description of the 2002 Equity Incentive Plan can be found in the Company’s proxy statement filed on April 4, 2002. A more complete description of the 2000 Equity Incentive Plan can be found in the Company’s proxy statement filed on March 23, 2000. A more complete description of the 1998 Equity Incentive Plan can be found in the Company’s proxy statement filed on March 18, 1998. A more complete description of the 1996 Equity Incentive Plan can be found in the Company’s proxy statement filed on March 27, 1996. A more complete description of the 1994 Equity Incentive Plan can be found in the Company’s proxy statement filed on March 28, 1994. All of such descriptions do not reflect the amendments adopted by the Board on December 14, 2004.

On December 14, 2004, the Board of the Company adopted amendments to the Company’s 1986 Stock Option Plan. These amendments, among other things, amend the plan to provide that a participant will not be deemed to have been terminated from the Company if, following a spin-off, the participant is or within two years becomes an employee of the spun-off company. The amendment to the 1986 Stock Option Plan is attached hereto as Exhibit 10.9 and incorporated herein by reference. A more complete description of the 1986 Stock Option Plan (which does not reflect the amendments adopted by the Board on December 14, 2004) can be found in the Company’s proxy statement filed on March 28, 1994.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

10.1	Form of Change in Control Agreement including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004.

10.2	Form of Change in Control Agreement not including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004.

10.3	Addendum to Change in Control Agreement between SunGard Data Systems Inc. and Michael J. Ruane, effective December 15, 2004.

10.4	SunGard Data Systems Inc. Amended and Restated 2002 Equity Incentive Plan.

10.5	SunGard Data Systems Inc. Amended and Restated 2000 Equity Incentive Plan.

10.6	SunGard Data Systems Inc. Amended and Restated 1998 Equity Incentive Plan.

10.7	SunGard Data Systems Inc. Amended and Restated 1996 Equity Incentive Plan.

10.8	SunGard Data Systems Inc. Amended and Restated 1994 Equity Incentive Plan.

10.9	Amendment No. 6 to SunGard Data Systems Inc. 1986 Stock Option Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: December 20, 2004	By:	/s/ Michael J. Ruane
Michael J. Ruane
Senior Vice President-Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control Agreement including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004.

10.2	Form of Change in Control Agreement not including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004.

10.3	Addendum to Change in Control Agreement between SunGard Data Systems Inc. and Michael J. Ruane, effective December 15, 2004.

10.4	SunGard Data Systems Inc. Amended and Restated 2002 Equity Incentive Plan.

10.5	SunGard Data Systems Inc. Amended and Restated 2000 Equity Incentive Plan.

10.6	SunGard Data Systems Inc. Amended and Restated 1998 Equity Incentive Plan.

10.7	SunGard Data Systems Inc. Amended and Restated 1996 Equity Incentive Plan.

10.8	SunGard Data Systems Inc. Amended and Restated 1994 Equity Incentive Plan.

10.9	Amendment No. 6 to SunGard Data Systems Inc. 1986 Stock Option Plan.